99.1           The Audited Financial Statements of Celestial Jets, Inc. as of December 31, 2009

Report of Independent Registered Public Accounting Firm

To the Board of Directors
Celestial Jets, Inc.
New York, New York

We have audited the accompanying balance sheet of Celestial Jets, Inc. (“the Company”) as of December 31, 2009 and the related statements of operations, changes in stockholders’ deficit and cash flows for the period from February 13, 2009 (inception) through December 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2009 and the results of its operations and its cash flows for the period from February 13, 2009 (inception) through December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

MALONEBAILEY, LLP
www.malonebailey.com
Houston, Texas

May 20, 2010

Celestial Jets, Inc.
Balance Sheet
December 31, 2009

ASSETS
Current Assets
Cash	$127,569
Accounts receivable	29,122
Total Current Assets	156,691
Property, plant and equipment, net	11,431
TOTAL ASSETS	$168,122

LIABILITIES & STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts payable	$51,230
Total Current Liabilities	51,230
Notes payable – related party	62,557
Convertible notes payable – related party	100,000
Total Liabilities	213,787

Stockholders’ Deficit
Common stock, no par value; 200 shares authorized; 200 shares issued and outstanding	—
Accumulated deficit	(45,665)
Total Stockholders’ Deficit	(45,665)

TOTAL LIABILITIES & STOCKHOLDERS’ DEFICIT	$168,122

The accompanying notes are an integral part of these financial statements

Celestial Jets, Inc.
Statement of Operations
For the period from February 13, 2009 (inception) through December 31, 2009

Revenues, net	$122,979

Selling, general & administrative expenses	168,644

Net Loss	$(45,665)

Basic and diluted loss per share	$(223)
Weighted average shares outstanding – basic and diluted	200

The accompanying notes are an integral part of these financial statements

Celestial Jets, Inc.
Statement of Cash Flows
For the period from February 13, 2009 (inception) through December 31, 2009

Cash Flows from Operating Activities
Net loss	$(45,665)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Accounts receivable	(29,122)
Accounts payable	51,230
Net cash used in operating activities	(23,557)

Cash Flows from Investing Activities
Purchase of fixed assets	(11,431)

Cash Flows from Financing Activities
Proceeds from third party debt	25,500
Repayments of third party debt	(25,500)
Proceeds from related party debt	162,557
Net cash provided by financing activities	162,557

Net Increase (Decrease) in Cash	127,569

Cash at Beginning of Period	—
Cash at End of Period	$127,569

Supplemental Disclosures of Cash Flow Information
Cash paid during year for:
Interest	$—
Income Taxes	$—

The accompanying notes are an integral part of these financial statements

Celestial Jets, Inc.
Statement of Stockholders’ Deficit
For the period from February 13, 2009 (inception) through December 31, 2009

				Total
	Common Stock		Accumulated	Stockholders’
	Shares	Amount	Deficit	Deficit
Issuance of common stock to founders	200	$—	$—	$—
Net loss	—	—	(45,665)	(45,665)
Balance, December 31, 2009	200	$—	$(45,665)	$(45,665)

The accompanying notes are an integral part of these financial statements

Celestial Jets, Inc.
Notes to Financial Statements

NOTE 1 – NATURE OF ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Activities, History and Organization:

Celestial Jets Inc. (the “Company” or “Celestial”) is a corporation organized in New York on February 13, 2009 and is engaged in the business of brokering private aviation services.

On February 13, 2009, Celestial issued 200 common shares, representing all of its issued and outstanding shares, in its initial stock issuance to its founder and CEO. Celestial has no subsidiaries or affiliates whose financial information has been consolidated in these financial statements.

Significant Accounting Policies:

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Cash and Cash Equivalents:

Cash and cash equivalents includes cash in banks with original maturities of three months or less and are stated at cost, which approximates market value, and which in the opinion of management, are subject to an insignificant risk of loss in value.

Fair Value of Financial Instruments:

The carrying amounts of cash, cash equivalents, accounts receivable, accounts payable and notes payable approximate their fair values due to the short-term maturities of these instruments. The carrying amount of Celestial’s accounts payable approximate fair value due to the stated interest rates approximating market rates.

Property and Equipment

Property and equipment are carried at the cost of acquisition or construction and depreciated over the estimated useful lives of the assets. Costs associated with repair and maintenance are expensed as incurred. Costs associated with improvements which extend the life, increase the capacity or improve the efficiency of our property and equipment are capitalized and depreciated over the remaining life of the related asset. Gains and losses on dispositions of equipment are reflected in operations. Depreciation is provided using the straight-line method over the estimated useful lives of the assets, which is 3 years in most cases.

Revenue Recognition

Celestial recognizes revenue when persuasive evidence of an arrangement exists, services have been performed, the sales price is fixed or determinable and collectability is probable.

In general, Celestial recognizes net revenue representing the difference between the gross amount paid to it by its customer and the amount it remits to the provider of athe chartered flight for the fees of the provider. Celestial allows its customers the right to cancel brokered airline trips up to 24 hours prior to departure for domestic flights and up to 48 hours before departure for international flights. Payment is due from the customer no later than when the right to cancel expires. Celestial recognizes revenue when the flight is completed or scheduled to complete if the flight was canceled too late.

Celestial accepts advanced deposits from customers as pre-payment for multiple flights in the future. These amounts are deferred until the right to cancel expires.

Accounts Receivable:

Accounts receivable represent valid claims against non-affiliated customers and are recognized when services are rendered. We extend credit terms to certain customers based on historical dealings and to other customers after review of various credit indicators, including the customer’s credit rating. Outstanding customer receivable balances are regularly reviewed for possible non-payment indicators and allowances for doubtful accounts are recorded based upon management’s estimate of collectability at the time of their review. Accounts receivable are written off when the account is deemed uncollectible.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Earnings (Loss) per Share

The Company computes loss per share in accordance with ASC 260-10 (formerly SFAS No. 128, “Earnings per Share”), which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period including stock options and warrants using the treasury method. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

Recent Accounting Pronouncements:

Celestial does not expect the adoption of recently issued accounting pronouncements to have a significant impact on Celestial’s results of operations, financial position or cash flow.

NOTE 2 – CONCENTRATIONS

Celestial has a limited number of customers. For the initial period ended December 31, 2009, one customers comprised 92% of total revenues.

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 2009:

Description	Life	2009 Amount

Website	3 years	$12,860
Accumulated depreciation		(1,429)
		$11,431

Depreciation expense totaled $1,429 for the initial period ended December 31, 2009

NOTE 4 – NOTES PAYABLE

In December 2009, Celestial borrowed $100,000 in the form of a two year convertible note from a company controlled by its business generation consultant. The note matures on December 16, 2011, subject to acceleration in the event Celestial engages in a merger or a Registration Statement under the Securities Act of 1933 filed by Celestial becomes effective. This note bears interest at a rate of 10.0% per annum. No payments are due until December 1, 2010, when all accrued interest to that date is payable. Thereafter monthly interest-only payments are due until maturity. The note is convertible at the option of the note holder into an interest equal to 9% of Celestial on a pro forma basis, assuming the conversion of all convertible notes. US GAAP requires that, if certain criteria are met, companies must bifurcate conversion options from their host instruments and account for them as free standing derivative instruments. The Company has evaluated the conversion option on the convertible debt and has determined that the embedded conversion option should be bifurcated but is valued at zero. Additionally, the Company analyzed the conversion feature and determined that the effective conversion price was higher than the market price at date of issuance; therefore no beneficial conversion feature was recorded.

During 2009, Celestial received $62,547 in advances from a company controlled by its business generation consultant. The advances were non-interest bearing and had no specific terms of repayment. In January 2010, Celestial and the lender formalized the terms of the advances in a note agreement. The note matures on January 4, 2012, and contains essentially the same terms as the note described above, except that the first interest payment is due on January 1, 2011 and the note is not convertible.

In November 2009, Celestial borrowed $25,500 from a third party, non-interest bearing with no terms of repayment. The amount was repaid in December 2009.

NOTE 5 – INCOME TAXES

Deferred tax assets at December 31, 2009 consisted of the following:

Year ended December 31, 2009
Deferred tax asset related to:
Net operating loss carry forward	$14,700
Less: valuation allowance	(14,700)
Net deferred tax asset	$—

The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is approximately $43,100 at December 31, 2009, and will expire in year 2029.

The difference in the income tax benefit not shown in the statements of operations and the amount at that would result if the U.S. Federal statutory rate of 34% were applied to pre-tax loss for 2009 is attributable to the valuation allowance.

The realization of deferred tax benefits is contingent upon future earnings.

NOTE 6 – RELATED PARTY TRANSACTIONS

The first two notes described in Note 5 above is payable to a company controlled by a person who is a business development consultant for Celestial.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

In March 2010, Celestial entered into a lease agreement for office space with a term that expires on May 31, 2013. Payments due under the lease are $29,250 in 2010; $70,200 in 2011 and $40,950 in 2012.